Investor Contact:

Vitacost.com
Kathleen Reed
Director of Investor Relations
561-982-4180
or
ICR, Inc.
John Mills
Senior Managing Director
310-954-1105

VITACOST.COM, INC. EVALUATING STRATEGIC AND FINANCIAL
ALTERNATIVES; ENGAGES OPPENHEIMER & CO. INC.

BOCA RATON, Fla., May 20, 2010 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, today announced that it is currently identifying and evaluating its strategic and financial alternatives to enhance stockholder value, including the identification of potential business combination partners and purchaser candidates.  The Company has engaged Oppenheimer & Co. Inc. as its exclusive financial advisor in connection with this process.  The Company can make no assurances that a transaction will occur.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs.  Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.